                                                                    EXHIBIT 99.2

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                FISCAL YEAR 2001

                                                                                             PRO FORMA
                                               WEYERHAEUSER           WILLAMETTE            ADJUSTMENTS
                                            -------------------   -------------------   -------------------    PRO FORMA
                                            (DECEMBER 30, 2001)   (DECEMBER 31, 2001)   FOOTNOTES   AMOUNTS   CONSOLIDATED
                                            -------------------   -------------------   ---------   -------   ------------
                                                             (dollars in millions, except per share data)
Sales
  Forest product operations................       $13,084               $4,454                1      $(138)     $17,400
  Real estate and related assets...........         1,461                   --                          --        1,461
                                                  -------               ------                       -----      -------
                                                   14,545                4,454                        (138)      18,861
                                                  -------               ------                       -----      -------
Costs and expenses
  Forest product operations:
    Costs of products sold.................        10,415                3,382                1       (138)      13,659
    Depreciation, amortization and fee
      stumpage.............................           869                  332           5,6,11        170        1,371
    Selling, general and administrative
      expenses.............................         1,114                  274                2          1        1,389
    Other operating costs, net.............            14                   25              2,3        (32)           7
    Charges for support alignment costs,
      integration of facilities, closure of
      facilities and settlement of
      hardboard siding claims..............           139                   --                2          8          147
                                                  -------               ------                       -----      -------
                                                   12,551                4,013                           9       16,573
                                                  -------               ------                       -----      -------
  Real estate and related assets:
    Costs and operating expenses...........         1,140                   --                          --        1,140
    Depreciation and amortization..........             7                   --                          --            7
    Selling, general and administrative
      expenses.............................            96                   --                          --           96
    Other operating costs, net.............            (6)                  --                          --           (6)
                                                  -------               ------                       -----      -------
                                                    1,237                   --                          --        1,237
                                                  -------               ------                       -----      -------
         Total costs and expenses..........        13,788                4,013                           9       17,810
                                                  -------               ------                       -----      -------
Operating earnings.........................           757                  441                        (147)       1,051
Interest expense and other
  Forest product operations:
    Interest expense incurred (net of
      capitalized interest)................          (339)                 (95)            4,13       (245)        (679)
    Interest income and other..............            23                   --                2          2           25
    Equity in income of unconsolidated
      entities.............................            33                   --                2         (1)          32
  Real estate and related assets...........            42                   --                          --           42
                                                  -------               ------                       -----      -------
Earnings before income taxes...............           516                  346                        (391)         471
Income taxes...............................           162                   97           7,8,13       (153)         106
                                                  -------               ------                       -----      -------
  Net earnings from continuing
    operations.............................       $   354               $  249                       $(238)     $   365
                                                  =======               ======                       =====      =======
Basic net earnings per share...............       $  1.61                                                       $  1.66
                                                  =======                                                       =======
Diluted net earnings per share.............       $  1.61                                                       $  1.66
                                                  =======                                                       =======
Weighted average shares outstanding
  (thousands)
  Basic....................................       219,644                                                       219,644
  Dilutive effect of stock options.........           313                                    10        242          555
                                                  -------                                                       -------
    Diluted weighted average shares
      outstanding..........................       219,957                                                       220,199
                                                  =======                                                       =======

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              FISCAL YEAR END 2001

                                                                                           PRO FORMA         PRO FORMA
                                             WEYERHAEUSER           WILLAMETTE            ADJUSTMENTS       CONSOLIDATED
                                          -------------------   -------------------   -------------------   ------------
                                                                                      FOOTNOTES   AMOUNTS
                                          (DECEMBER 30, 2001)   (DECEMBER 31, 2001)   ---------   -------
                                                                      (dollars in millions)
Assets
Forest product operations:
  Cash and short term investments........       $   202               $   22                13    $   --      $   224
  Receivables............................         1,024                  400                 1        (2)       1,422
  Inventories............................         1,428                  473                          --        1,901
  Prepaid expenses.......................           407                   33                 9       (33)         407
                                                -------               ------                      -------     -------
         Total forest product operations
           current assets................         3,061                  928                         (35)       3,954
  Property and equipment.................         8,737                3,305                 9     1,659       13,701
  Timber and timberlands.................         1,789                  965                 9     1,608        4,362
  Investments in and advances to equity
    affiliates...........................           541                   --                          --          541
  Goodwill...............................         1,095                   --                 9     1,788        2,883
  Other assets and deferred charges......         1,053                  127           9,12,13        (7)       1,173
                                                -------               ------                      -------     -------
         Total forest products
           operations....................        16,276                5,325                       5,013       26,614
                                                -------               ------                      -------     -------
Real estate and related assets...........         2,017                   --                          --        2,017
                                                -------               ------                      -------     -------
         Total assets....................       $18,293               $5,325                      $5,013      $28,631
                                                =======               ======                      =======     =======
Liabilities
Forest product operations:
  Notes payable..........................       $     4               $  110                      $   --      $   114
  Current portion of long-term debt......             8                    9              9,12       290          307
  Accounts payable.......................           809                  255                 1        (2)       1,062
  Accrued liabilities....................         1,042                  201                          --        1,243
                                                -------               ------                      -------     -------
         Total forest product operations
           current liabilities...........         1,863                  575                         288        2,726
Long-term debt...........................         5,095                1,531                 9     6,000       12,626
Deferred income taxes....................         2,377                  632               8,9     1,274        4,283
Other long-term obligations..............           877                   38                          --          915
                                                -------               ------                      -------     -------
         Total forest products
           operations....................        10,212                2,776                       7,562       20,550
                                                -------               ------                      -------     -------
Real estate and related assets...........         1,386                   --                          --        1,386
                                                -------               ------                      -------     -------
         Total liabilities...............        11,598                2,776                       7,562       21,936
                                                -------               ------                      -------     -------
Shareholders' Equity.....................         6,695                2,549                 9    (2,549)       6,695
                                                -------               ------                      -------     -------
         Total liabilities and
           shareholders' equity..........       $18,293               $5,325                      $5,013      $28,631
                                                =======               ======                      =======     =======

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. INTERCOMPANY TRANSACTIONS AND BALANCES

     To eliminate intercompany transactions and resulting account balances between Weyerhaeuser and Willamette, except for intercompany profit in inventory as the intercompany profit was not significant.

2. RECLASSIFICATIONS

     To reclassify certain of Willamette's 2001 non-recurring operating gains and losses to conform to the format of Weyerhaeuser's unaudited pro forma condensed consolidated statement of earnings.

3. UNSOLICITED TAKEOVER DEFENSE COSTS

     To eliminate the costs incurred by Willamette in fiscal year 2001 in defending against Weyerhaeuser's unsolicited takeover proposal.

4. INTEREST EXPENSE AND AMORTIZATION OF PREPAID BANK COMMITMENT FEE

      -- To record $202 million of interest expense related to a total of approximately $6.3 billion indebtedness incurred to finance the acquisition of Willamette, and to pay other costs and expenses relating to the Willamette acquisition. The unaudited pro forma condensed consolidated financial statements assume that this indebtedness consists of:

       -- $2.3 billion of borrowings under credit facilities at an assumed weighted average interest rate of 3.32% per annum, which assumed interest rate is based upon the interest rates in effect under those credit facilities as of February 22, 2002, and

       -- $4.0 billion of borrowings under a credit facility with an assumed weighted average interest rate of 3.14% per annum.

      -- To record $43 million of amortization expense related to prepaid bank commitment fees incurred to obtain the credit facilities that were used to finance the acquisition of Willamette.

5. DEPRECIATION OF STEP-UP IN PROPERTY, PLANT AND EQUIPMENT.

     To recognize the additional depreciation expense resulting from the step-up of the book value of Willamette's property, plant and equipment from Willamette's historical cost basis to its estimated fair market value. The additional depreciation expense has been calculated on the straight-line basis over 15 years.

6. DEPLETION OF STEP-UP IN TIMBER

     To recognize the additional depletion expense resulting from the step-up of Willamette's timber and timberlands from Willamette's historical cost basis to its estimated fair market value. The additional depletion expense has been calculated on a basis consistent with Willamette's cost-per-unit-harvested methodology, with Willamette's historical cost of timber replaced by the estimated fair market value of the timber.

7. INCOME TAX BENEFIT AND EXPENSE

     To recognize the income tax benefit or expense related to interest expense, amortization of prepaid bank commitment fees, depreciation, depletion expense and the reversal of Willamette's unsolicited takeover defense costs.

8. INCOME TAX ADJUSTMENTS

     The increase in deferred income taxes relates to the tax effect of the step-up of Willamette's assets and liabilities to estimated fair market value.

9. PURCHASE PRICE ALLOCATION

     Reflects the allocation of the purchase price of $55.50 per share of Willamette common stock paid in the tender offer and payable in the pending second-step merger and cash paid to acquire outstanding Willamette stock options. Holders of options to purchase shares of Willamette common stock were entitled to elect either to surrender their options in exchange for a per option cash payment equal to the amount by which $55.50 exceeds the option exercise price or to convert those options into options to acquire shares of Weyerhaeuser common stock in an amount and at an exercise price adjusted by a conversion ratio based on the $55.50 per share price we paid in the tender offer for Willamette common stock and on the market price of Weyerhaeuser's common stock. Holders of Willamette stock options have already been required to make this election and, accordingly, the unaudited pro forma condensed consolidated financial statements reflect the results of those elections.

     The unaudited pro forma condensed consolidated financial statements have been prepared on a basis of assumptions relating to the allocation of the total purchase price to the assets and liabilities of Willamette based upon preliminary estimates of their fair market value. The actual allocation of the total purchase price may differ from the allocation reflected in the unaudited pro forma condensed consolidated financial statements after appraisals and valuations of those assets and liabilities are obtained and other procedures are completed. The purchase price payable to acquire shares of Willamette common stock in the tender offer and the pending second-step merger and to pay cash in respect of outstanding Willamette stock options plus estimated direct transaction costs and expenses and the deferred tax effect of applying purchase accounting at December 30, 2001, over the historical cost of Willamette's net assets were calculated as follows (in millions):

Purchase price for outstanding Willamette shares and
  options...................................................  $ 6,176
Estimated direct transaction costs and expenses.............      100
Deferred tax effect of applying purchase accounting.........    1,274
Less Willamette historical net assets.......................   (2,495)
                                                              -------
  Excess purchase price allocated to property, plant and
     equipment, and timber and timberlands, and goodwill....  $ 5,055
                                                              =======

The excess purchase price was allocated as follows:

Property, Plant and Equipment, and Timber and Timberlands...  $ 3,267
Goodwill....................................................    1,788
                                                              -------
                                                              $ 5,055
                                                              =======

10. DILUTIVE EFFECT OF CONVERTED STOCK OPTIONS

     For calculating pro forma diluted net earnings per common share from continuing operations, the pro forma weighted average shares outstanding for each period was increased by Willamette stock options outstanding at the beginning of or granted during the fiscal year 2001, which were converted to Weyerhaeuser stock options. The pro forma basic and diluted earnings per share for fiscal 2001 are calculated based upon the weighted average common shares outstanding as follows (in thousands):

Basic.......................................................  219,644
Dilutive effect of stock options............................      555
                                                              -------
Diluted.....................................................  220,199
                                                              =======

11. GOODWILL

     In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, issued by the Financial Accounting Standards Board in June 2001, the excess purchase price allocated to goodwill has not been amortized in these unaudited pro forma condensed consolidated financial statements.

12.  DEFERRED COSTS

     To record prepaid bank commitment fees incurred to obtain the credit facilities used to finance the acquisition of Willamette.

13.  REFINANCING

     Weyerhaeuser intends to refinance approximately $4 billion of borrowings outstanding under its credit facilities. Assuming the weighted average interest rate of the $4 billion of indebtedness incurred in the refinancing is 5.87% per annum, the pro forma interest expense would increase to $804 million and the pro forma income tax expense would decrease to $57 million resulting in pro forma net earnings of $289 million. In addition, cash and short-term investments would decrease by $22 million, and other assets and deferred charges would increase by the same amount. Weyerhaeuser's ability to obtain refinancing is subject to a number of risks and uncertainties. Accordingly, there can be no assurance that Weyerhaeuser will obtain such refinancing or that the weighted average interest rate of any refinancing indebtedness will be 5.87% per annum.